UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2019

BioTelemetry, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55039	46-2568498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Cedar Hollow Road Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On January 25, 2019, BioTelemetry, Inc., a Delaware corporation (“BioTelemetry”), and Tyersall Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of BioTelemetry (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Geneva Healthcare, Inc., a Delaware corporation and early stage company that provides remote monitoring for implantable cardiac devices utilizing a proprietary cloud-based platform (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company, in its capacity as representative of the Securityholders (as defined below). Subject to the satisfaction or waiver of certain conditions under the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of BioTelemetry. The closing of the transactions contemplated by the Merger Agreement (the “Closing”), including the Merger, will take place one (1) business day following the satisfaction or waiver of certain conditions set forth in the Merger Agreement (or on such other date as the parties agree) (the “Closing Date”) but in no event prior to March 2, 2019.

The Boards of Directors of BioTelemetry and the Company have approved the Merger Agreement.

Pursuant to the terms of the Merger Agreement, the holders of (1) the Company’s Series A-1 Preferred Stock, Series A-2 Preferred Stock and common stock, par value $0.0001 per share (“Company Common Stock”) (“Stockholders”) and (2) options exercisable for Company Common Stock (“Optionholders” and together with Stockholders, the “Securityholders”) outstanding as of the effective time of the Merger will receive cash in an aggregate amount equal to $45,000,000 (the “Merger Consideration”). The Merger Consideration is subject to certain Closing and post-Closing adjustments related to, among other things, the Company’s net working capital, cash and certain Company transaction expenses as of the Closing Date.

In addition to the Merger Consideration, each Securityholder shall be eligible to receive additional consideration on the third anniversary of the Closing Date (the “Earn-Out Date”) based on the Company’s revenue for the trailing twelve-month period ending on the Earn-Out Date (the “Measurement Period”). The amount of such additional consideration (the “Earn-Out Amount”) shall equal (i) 25% of the Company’s revenue during the Measurement Period multiplied by (ii) 3.5, subject to a minimum Earn-Out Amount of $20,000,000. The Earn-Out Amount will be payable, at the election of the Securityholder and subject to compliance with applicable securities laws, either (1) 100% in cash, (2) 50% in cash and 50% in shares of BioTelemetry common stock, par value $0.001 per share (“BioTelemetry Common Stock”), or (3) 75% in cash and 25% in BioTelemetry Common Stock. Any Securityholder who does not make a valid election on or prior to the Closing will receive 100% of its Earn-Out Amount in cash. The number of shares of BioTelemetry Common Stock issuable to each electing Securityholder in partial payment of the Earn-Out Amount (the “Earn-Out Shares”) will be calculated by dividing (i) the amount of the Earn-Out Amount payable to the electing Securityholder in Earn-Out Shares by (ii) $67.85, which represents the volume-weighted average closing sale price of one share of BioTelemetry Common Stock on the Nasdaq Global Select Market for the five consecutive trading days prior to signing of the Merger Agreement.

The Earn-Out Shares will be issued only to those Securityholders who are “accredited investors” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and up to thirty-five Securityholders who are non-accredited investors, in reliance upon an exemption from registration under the Securities Act pursuant to Rule 506(b) of Regulation D. Additional non-accredited Securityholders and those who do not otherwise comply with certain other requirements as set forth in the Merger Agreement, will receive their share of the Earn-Out Amount 100% in cash. Pursuant to the Merger Agreement, BioTelemetry has agreed to register the Earn-Out Shares for resale following the issuance of any such Earn-Out Shares. BioTelemetry has not engaged in general solicitation or advertising with regard to the offer of the Earn-Out Shares.

The Merger Agreement includes customary representations, warranties and covenants, including, but not limited to, that the Company shall conduct its business in the ordinary course from the date of the execution of the Merger Agreement through the earlier of the Closing Date or the date on which the Merger Agreement is terminated. The consummation of the transactions contemplated by the Merger Agreement is also subject to customary closing conditions, including, among others, the approval of Securityholders representing at least 90% of the Company’s issued and outstanding equity securities, the absence of any legal impediments that would prevent the consummation of such transactions, including the Merger, the accuracy of the representations and warranties the parties made in the Merger Agreement, subject to certain exceptions contained therein, and the parties’ material compliance with their respective obligations under the Merger Agreement. The Merger is expected to be funded with (1) cash on hand, (2) borrowings under BioTelemetry’s current revolving credit facility or (3) through the issuance of BioTelemetry Common Stock, or (4) some combination thereof.

The Merger Agreement contains customary mutual indemnification obligations regarding the breach of the representations, warranties and covenants of the parties set forth in the Merger Agreement. The Merger Agreement is also subject to customary termination provisions and, in addition, may be terminated by BioTelemetry or the Company if the Merger has not been consummated by March 31, 2019.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth above in Item 1.01 is incorporated by reference. The Earn-Out Shares were offered to the Securityholders as part of a private placement pursuant to an exemption from registration under Rule 506(b) of Regulation D under the Securities Act. BioTelemetry has agreed to register for resale all of the Earn-Out Shares to be issued to the Securityholders.

Item 7.01 Regulation FD Disclosure.
On January 28, 2019, BioTelemetry and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release dated January 28, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

Dated: January 28, 2019	By:	/s/ Heather C. Getz

		Name:	Heather C. Getz
		Title:	Executive Vice President and Chief Financial Officer